Talecris Biotherapeutics Holdings Corp.

OFFERS TO EXCHANGE
$600,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016
That Have Been Registered Under the Securities Act of 1933
(CUSIP No. 874227AB7)
For any and all of its outstanding
7.75% Senior Notes due 2016
(CUSIP Nos. 87422AA9 and U83028AA5)

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON , 2010, UNLESS THE OFFER IS EXTENDED BY TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. IN ITS SOLE DISCRE- TION. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY, ON THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is the Prospectus dated                        , 2010 (the "Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Talecris Biotherapeutics Holdings Corp., a Delaware corporation (the "Company"), to exchange up to $600,000,000 in aggregate principal amount of new 7.75% Senior Notes due 2016 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of outstanding 7.75% Senior Notes due 2016 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account, but not registered in your name. A tender of such Outstanding Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Outstanding Notes.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2010, unless extended by the Company. If you desire to exchange your Outstanding Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf at or before the Expiration Date in accordance with the provisions of the Exchange Offer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

  2.
  The Exchange Offer is for any and all Outstanding Notes.

  3.
  Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Date all Outstanding Notes validly tendered and will issue Exchange Notes promptly after such acceptance.

  4.
  Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  5.
  The Exchange Offer expires at 5:00 p.m., New York City time, on                        , 2010, unless extended by the Company. If you desire to tender any Outstanding Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Outstanding Notes on your behalf at or before the Expiration Date.

        Pursuant to the Letter of Transmittal, each holder of Outstanding Notes must represent to the Company that:

    (i)
    the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such Holder itself;

    (ii)
    at the time of the commencement or consummation of the Exchange Offer neither the Holder of Outstanding Notes nor, to the knowledge of such Holder, any other person receiving Exchange Notes from such Holder has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

    (iii)
    neither the Holder nor, to the knowledge of such Holder, any such other person receiving Exchange Notes from such Holder is an "affiliate," as defined in Rule 405 under the Securities Act, of The Company or any of the guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

    (iv)
    if the Holder is not a broker-dealer, neither such Holder, nor to the knowledge of such Holder, any other person receiving Exchange Notes from such Holder, is engaging in or intends to engage in a distribution of the Exchange Notes; and

    (v)
    if the Holder is a broker-dealer, such Holder has acquired the Exchange Notes for its own account in exchange for the Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

        Any person who is an affiliate of the Company, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

        The enclosed "Instructions to Registered Holder from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Outstanding Notes, for us to make, among other things, the foregoing representations on your behalf.

        We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Outstanding Notes. If you wish to tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

        None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached "Instructions to Registered Holder from Beneficial Holder" constitutes an instruction to us to tender ALL of the Outstanding Notes held by us for your account.

Talecris Biotherapeutics Holdings Corp.
Instructions to Registered Holder
from Beneficial Owner
of
7.75% Senior Notes due 2016
(CUSIP Nos. 874227AA9 and U83028AA5)
To Tender For New 7.75% Senior Notes due 2016
That have been registered under the Securities Act of 1933

        The undersigned acknowledges receipt of the prospectus dated                        , 2010 (the "Prospectus") of Talecris Biotherapeutics Holdings Corp., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the offer (the "Exchange Offer") to exchange up to $600,000,000 in aggregate principal amount of new 7.75% Senior Notes due 2016 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of outstanding 7.75% Senior Notes due 2016 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

        $                  of the 7.75% Senior Notes due 2016

        With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐
To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if less than all):

        $                  of the 7.75% Senior Notes due 2016

☐
NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

(i)
to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that:

•
the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such Holder itself;

•
neither the undersigned nor, to the actual knowledge of the undersigned, any other person receiving Exchange Notes from the undersigned has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•
neither the undersigned nor, to the actual knowledge of the undersigned, any such other person receiving Exchange Notes from the undersigned is an "affiliate," as defined in Rule 405 under the Securities Act, of The Company or any of the guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

    •
    the undersigned acknowledges that any person who is an affiliate of the Company or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

    •
    if the undersigned is not a broker-dealer, neither the undersigned, nor to the knowledge of the undersigned, any other person receiving Exchange Notes from the undersigned, is engaging in or intends to engage in a distribution of the Exchange Notes; and

    •
    if the undersigned is a broker-dealer, the undersigned has acquired the Exchange Notes for its own account in exchange for the Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

  (ii)
  to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

  (iii)
  to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

  SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title)*:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

☐    CHECK HERE IF YOU ARE BROKER DEALER

Date:                          , 2010

  *     Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.